Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141829) of Lake Shore Bancorp, Inc. and subsidiary of our report dated March 26, 2014, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

Pittsburgh,  Pennsylvania

March 26, 2014